2022 SUMMIT MATERIALS INVESTOR DAY May 24, 2022

Forward Looking Statements This presentation includes “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include all statements that do not relate solely to historical or current facts, and you can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “outlook,” “should,” “seeks,” “intends,” “trends,” “plans,” “estimates,” “projects” or “anticipates” or similar expressions that concern our strategy, plans, expectations or intentions. All statements made relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. These forward-looking statements are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, it is very difficult to predict the effect of known factors, and, of course, it is impossible to anticipate all factors that could affect our actual results. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements, or our objectives and plans will be realized. Important factors could affect our results and could cause results to differ materially from those expressed in our forward-looking statements, including but not limited to any factors discussed in the section entitled “Risk Factors” in Summit Materials, Inc.’s (“Summit Inc.”) Annual Report on Form 10-K for the fiscal year ended January 1, 2022 as filed with the Securities and Exchange Commission (the “SEC"), and any factors discussed in the section entitled “Risk Factors” in any of our subsequently filed SEC filings and the following: the impact of the coronavirus (“COVID-19”) pandemic, or any similar crisis; our dependence on the construction industry and the strength of the economies in which we operate; the cyclical nature of our industry; risks related to weather and seasonality; risks associated with our capital-intensive business; competition within our local markets; our ability to execute on our acquisition and portfolio optimization strategy, successfully integrate acquisitions with our existing operations and retain key employees of acquired businesses; our ability to implement and successfully execute on our Elevate Summit Strategy; our dependence on securing and permitting aggregate reserves in strategically located areas; declines in public infrastructure construction and delays or reductions in governmental funding, including the funding by transportation authorities and other state agencies particularly if such are not augmented by federal funding or if the federal government fails to act on a highway infrastructure bill; our reliance on private investment in infrastructure, which may be adversely affected by periods of economic stagnation and recession; environmental, health, safety and climate change laws or governmental requirements or policies concerning zoning and land use; costs associated with pending and future litigation; rising prices for, or more limited availability of, commodities, labor and other production and delivery inputs as a result of inflation, supply chain challenges, geopolitical events or otherwise; conditions in the credit markets; our ability to accurately estimate the overall risks, requirements or costs when we bid on or negotiate contracts that are ultimately awarded to us; material costs and losses as a result of claims that our products do not meet regulatory requirements or contractual specifications; cancellation of a significant number of contracts or our disqualification from bidding for new contracts; special hazards related to our operations that may cause personal injury or property damage not covered by insurance; unexpected factors affecting self-insurance claims and reserve estimates; our substantial current level of indebtedness, including our exposure to variable interest rate risk; our dependence on our senior management team and our ability to retain and attract qualified personnel; supply constraints or significant price fluctuations in the electricity and petroleum-based resources that we use, including diesel and liquid asphalt; climate change and climate change legislation or other regulations; unexpected operational difficulties; interruptions in our information technology systems and infrastructure, including cybersecurity and data leakage risks; and potential labor disputes, strikes, other forms of work stoppage or other union activities. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements. Any forward-looking statement that we make herein speaks only as of the date of this presentation. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law. Non-GAAP Financial Measures Included in this presentation are certain non-GAAP financial measures, such as Adjusted EBITDA, Adjusted EBITDA Margin, Return on Invested Capital, ROIC Margin, Net Debt, Adjusted Cash Gross Profit, Adjusted Cash Gross Profit Margin, Adjusted Diluted Net Income (Loss)and Net Leverage, designed to complement the financial information presented in accordance with U.S. GAAP because management believes such measures are useful to investors. These non-GAAP financial measures should be considered only as supplemental to, and not superior to, financial measures provided in accordance with GAAP. Please refer to the appendix of this presentation for a reconciliation of the historical non-GAAP financial measures included in this presentation to the most directly comparable financial measures prepared in accordance with GAAP. Reconciliations of the non-GAAP measures used in this presentation are included or described in the tables attached to the appendix. Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures. For the same reasons we are unable to address the probable significance of the unavailable information, which could be material to future results.

Our Agenda 3 Summit Today Safety Share Chris Gaskill EVP, Chief Legal Officer Elevate Summit & Our Path Ahead Disciplined Value Creation Elevate Summit Overview & Next Phase of Growth Anne Noonan Chief Executive Officer Raising the Bar on Talent Deon MacMillan EVP, Chief People Officer Sustainability Roadmap Karli Anderson EVP, Chief ESG Officer & IR Building Innovation & Growth Kekin Ghelani Chief Growth Officer Unique Operating Model Regional Presidents Disciplined Value Creation Brian Harris Chief Financial Officer Summary Remarks Anne Noonan Chief Executive Officer Q&A Summit’s Story Anne Noonan Chief Executive Officer

15 years advising public companies 7 years at Summit Prior Roles: • Prior inhouse leadership positions at Fortune 500 companies in healthcare and financial services • Corporate associate at Simpson, Thacher & Bartlett LLP Education: • JD, University of Virginia School of Law • BA, Government and Legal Studies at Bowdoin College Other: • Board of Governors, Colorado Goodwill Safety Share 4 Chris Gaskill, EVP, Chief Legal Officer & Secretary

Our Leadership Team 5 Anne Noonan Chief Executive Officer Brian Harris Chief Financial Officer Kekin Ghelani Chief Strategy and Growth Officer Karli Anderson EVP, Chief ESG Officer, and Head of Investor Relations Chris Gaskill EVP, Chief Legal Officer & Secretary Deon MacMillan EVP, Corp. Communications & Chief People Officer Jeff Perkins South Region President Scott Anderson Central Region President Jason Kilgore West Region President David Loomes President, Cement Business Bart Boyd East Region President

Today’s Key Messages 6 Strengthening Quality of Earnings and Margin Profile Portfolio Optimization & Debt Reduction Strong Pricing & Demand Fundamentals Best Capital Allocation Position in History 01 02 03 04

Summit Today 7

0 2 4 3.40 1.14 Safety 8 RIR Goal 2024 = 0.50 or less Building on a Collective, Zero Harm Culture Leverage data to be create predictive models Empower employees to lead risk reduction processes Focus on continuous safety improvement 0 2 4 2.91 0.77 Recordable Incident Rate (RIR) Preventable Vehicle Incident Rate (PVIR) Expectations For 2022 & Beyond: ZERO HARM

What We Do 9 30K–100K cubic yards of ready-mix concrete, inclusive of 50,000 to 150,000 tons of aggregates in a wind farm Materials estimates are based on averages at Summit customer locations. 50K–200K tons of aggregates go into the development of a distribution center 400 tons of aggregates are used to build a new home 85 tons of asphalt required to pave the neighborhood cul de sac 3K cubic yards of ready-mix concrete are required to build a new school 38K tons of aggregates are required for one mile of highway Public Residential Commercial ~32% of Net Revenue ~32% of Net Revenue ~36% of Net Revenue

$271.6 $520.1 $181.5 $117.2 ($50.1) West East Cement Corp. LTM Cash Gross Profit Margin by Line of Business TX UT KSMO VA KY BC CO IA MN What We Do 10 2021 Sales by Geography 2021 Adj. EBITDA by Reporting Segment • Diversified Geographic footprint with operations in 21 States + British Columbia; Top 10 Geographies accounted for ~85% of net revenue in 2021 • Being Integrated offers unique value to our customers. Materials (aggregates and cement) is the most profitable and Summit’s focus • The West Segment is comprised of the West and South Regions • The East Segment is comprised of the East and Central Regions 44% of total 18% of total 29% of total 9% of total % Margin 50.4% 38.6% 19.7% 18.0% Aggregates Cement Services Products 23.2% 23.7% 39.3% 23.3%

Where We Operate Top MSA with Population Growth above National Average Summit Materials Companies States and Provinces With Summit Quarries States With Summit Cement Operations 11

12 Where We Play 1 Beneficial Migration Patterns 2 Household Formations 2021 Population Growth1 Age 25–40 Population Growth Forecast2 2020 to 2040 22% 7% Top 10 SUM States All Other States (1) Annual and Cumulative Estimates of Resident Population Change for Metropolitan Statistical Areas in the United States and Puerto Rico and Metropolitan Statistical Area Rankings: April 1, 2020 to July 1, 2021 (CBSA-MET-EST2021-CHG); Source: U.S. Census Bureau, Population Division; Release Date: March 2022 (2) University of Virginia Weldon Cooper Center, Demographics Research Group. (2018). National Population Projections. Retrieved from https://demographics.coopercenter.org/national-population-projections 0.1% 0.9% 12% 22%Top 10 SUM States All Other States Top 20 SUM MSA’s Total U.S. Population Growth Forecast2 2021 to 2040 3 Leading Positions ~90% of targeted markets • Proportion of Summit’s Leading positions has increased ~20 percentage points since 2016 #1 or #2 market position

0.9 1 1.1 1.2 1.3 Q 1'1 6 Q 2' 16 Q 3' 16 Q 4 '16 Q 1'1 7 Q 2' 17 Q 3' 17 Q 4 '17 Q 1'1 8 Q 2' 18 Q 3' 18 Q 4 '18 Q 1'1 9 Q 2' 19 Q 3' 19 Q 4 '19 Q 1'2 0 Q 2' 20 Q 3' 20 Q 4 '2 0 Q 1'2 1 Q 2' 21 Q 3' 21 Q 4 '2 1 Q 1'2 2 Residential | Supply/Demand Support 13 Demand Drivers Resilient Affordability in Top SUM Markets Housing Opportunity Index1 SUM top 15+ MSAs Relative to National Avg Parity with National Average Favorable Affordability Gap to National Average (1) NAHB/Wells Fargo Housing Opportunity Index (2) NAR, U.S. Census Bureau; John Burns Real Estate Consulting, LLC (Data: Jan-22, Pub: Mar-22) Supply Drivers Depleted Inventories & Supply2 0 2 4 6 8 10 12 14 0.0 0.5 1.0 1.5 2.0 2.5 3.0 3.5 4.0 4.5 20 0 2- 0 1 20 0 2- 0 9 20 0 3- 0 5 20 0 4 -0 1 20 0 4 -0 9 20 0 5- 0 5 20 0 6- 0 1 20 0 6- 0 9 20 0 7- 0 5 20 0 8 -0 1 20 0 8 -0 9 20 0 9- 0 5 20 10 -0 1 20 10 -0 9 20 11 -0 5 20 12 -0 1 20 12 -0 9 20 13 -0 5 20 14 -0 1 20 14 -0 9 20 15 -0 5 20 16 -0 1 20 16 -0 9 20 17 -0 5 20 18 -0 1 20 18 -0 9 20 19 -0 5 20 20 -0 1 20 20 -0 9 20 21 -0 5 20 22 -0 1 E xi st in g H o m e In ve n to ry ( M ill io n s) Existing Home Inventory Estimated Months of Supply M o n th s o f S u p p ly

100 200 300 400 500 600 700 800 900 1,000 Ja n -1 0 F eb -1 1 M ar -1 2 A p r- 13 M ay -1 4 Ju n -1 5 Ju l- 16 A u g -1 7 S e p -1 8 O ct -1 9 N o v- 20 D ec -2 1 Non-Residential | Poised to Accelerate Favorable Residential Tailwinds Leading Indicators 15 Consecutive Months Architecture Billing Index > 50 indicating increased commercial activity2 +17% year on year Growth in the Dodge Momentum Index3 Durable Growth Channels Residential Spending Nonresidential Spending Value of Private Construction Put in Place1 S e a so n a ll y A d ju st e d A n n u a l R a te B il li o n s $ (1) U.S. Census Bureau (2) April 2022 (3) April 2022 Green Energy Data Centers Warehousing 14

Public | Reliable, Elevated Demand

SUMMIT Materials

Near Term Drivers

Strong State Budgets Leading to Robust YTD Highway & Pavement Contract Awards

YTD Contract Award Growth[1]



>75%
of Rev*
KS
UT
VA
TX
Top 8 Total
32%
MO
MN
IA
CO

*2021 Net Revenue Adjusted for Hinkle divestiture

Secular Drivers

Infrastructure Funding



Double-digit
Federal Funding Growth from IIJA[2]
among top 8 states

High-single-digit
Annual Public Infrastructure Growth
Projected by the PCA[3] & ARTBA[4]

Low-single-digit, with upside
Estimated volume growth potential
Based on our ~40% contribution from public

(1) ARTBA Highway and Pavement Contract Awards through April 2022
(2) IIJA State Funding growth on a nominal basis from 2021 to 2026 based on formula funding for Core Highway Program
(3) PCA Estimate issued October 2021, "Infrastructure Investment and Jobs Act Impact on Cement Consumption"
(4) ARTBA 2022 – 2026 Transportation Market outlook for Highway, Street and Related Work between 2021 and 2026

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How We Govern Experienced, diverse, capable board of directors providing leadership on next stage of Summit’s growth 16 G o ve rn a n ce ✓ Phasing out Staggered Board ✓ Eliminated supermajority voting ✓ Instituted Employee Stock Purchase Program D iv e rs it y ✓ Achieved Board & Executive Officer Gender Parity ✓ Human Capital and Compensation Committee renamed to better reflect our focus on people ✓ Appointed Tamla Oates-Forney as Director and member of Human Capital and Compensation Committee R is k M a n a g e m e n t ✓ Governance & Sustainability Committee renamed ✓ Expanded Audit Committee oversight to include ESG risks ✓ Climate Change Scenario/TCFD reporting in process ✓ Enterprise Risk Management now reports up to the entire Board of Directors

Our History

SUMMIT Materials

CORPORATE DEVELOPMENTS

PORTFOLIO DEVELOPMENTS

2009

SUMMIT Materials

Summit is formed

1st acquisition

HAMM

2010 - 2014

28 deals including acquisition of cement assets and establishing presence in key geographies

2015



SUMMIT

Summit Initial Public Offering March 12, 2015

Davenport cement assets acquired

2016 - 2019

First Summit Investor Day

Blackstone exits position in Summit

Continued acquisition and organic investment:

27 deals

29 development projects, including 4 greenfields

~$800m total investment

2020

Acquired:

Multisources (TX)

Valley (BC)

3 new greenfields completed

2021 - 2022

ELEVATE SUMMIT MATERIALS

Launched Elevate strategy

Record 2021 Financial Results

Divested:

10 Non-core businesses generating

~$470m[1] in total proceeds

(1) Proceeds for recently closed divestiture are preliminary and subject to change

17

Elevate Summit 18

Vision Summit’s vision is to be the most socially responsible, integrated construction materials solution provider, collaborating with stakeholders to deliver differentiated innovations and solve our customers’ challenges. Values 1. Safety: We are committed to keeping our employees. customers. and communities safe in all that we do. 2. Integrity: We build trust by doing what’s right and remaining accountable, even when no one is watching. 3. Sustainability: We answer to the impact of our actions and seek out opportunities to develop innovative practices and solutions. 4. Inclusivity: We act intentionally to bring together our local communities and drive equity for all stakeholders. Mission Summit’s mission is to provide the foundation to connect our communities today and build a better tomorrow. Our Mission, Vision, and Core Values 19

Core Strategic Priorities Market Leader in advantaged exurban+ markets where we invest and grow for a #1 or #2 market position Asset Light Partnerships to maximize pull through and reduce volatility in select markets while enhancing EBITDA margin and ROIC Most Socially Responsible integrated construction materials solution provider Innovative Solutions to address tomorrow‘s challenges Elevate | Priorities and Capabilities 20 Enabling Capabilities Culture of Excellence Simplification and Standardization Our People are our Greatest Asset

30+ year career in Human Resources with 20+ years’ experience in operations & manufacturing Prior Roles: • CHRO & Head of Communications, Ardent Mills • VP of HR, Thomson Reuters • Global HR Leader, Cargill • HR Leader, Koch Industries Education: • MBA, University of Alaska Fairbanks • BBA, University of Alaska Fairbanks People & Performance 21 Deon MacMillan, EVP, Corp. Communications & Chief People Officer

Investing in Our People This requires Innovative Solutions to enhance the Summit brand In the marketplace, develop leaders, and create seamless customer experiences. Through company-wide operational excellence and smart standardization, we can Simplify & Standardize HR policies. processes. and procedures to drive business outcomes. Our commitment to providing a Culture of Excellence with Elevate Summit ensures that Summit ls prepared tor the future by investing in the right people, tools and programs. To be a Market Leader we need to find, retain, and develop the right talent by establishing superior resourcing, hiring, and talent development capabilities. 22

Raising Our Bar on Talent 23 Talent Acquisition Culture, Engagement & Retention Leadership Development Service Delivery Job Architecture Talent Acquisition Establishing capability to support the end-to-end recruiting needs for all Regions while addressing turnover rates Job Architecture Driving consistency in job levels and titles to foster equitable compensation and rewards practices and identifying career path opportunities Culture, Engagement & Retention Establish a feedback and engagement strategic framework. Focused on dedicated regional support to improve retention. Bring our values to life across the organization Leadership Development Expanding our Frontline Leadership Development program to develop the next generation of Summit leaders Service Delivery Leveraging best practices to stay ahead of evolving business conditions Address turnover, inform decision making, develop frontline leaders, drive business value, provide career paths, and build a better value proposition and brand recognition in the marketplace.

Recalibrating Our Organization Centers of Excellence 24 East Region East Reporting Segment East Region President, Bart Boyd Central Region East Reporting Segment Central Region President, Scott Anderson West Region President West Reporting Segment West Region President, Jason Kilgore Cement Segment Cement President, David Loomes South Region President West Reporting Segment South Region President, Jeff Perkins

Summit’s long-term financial objectives to be achieved through a multi-horizon implementation of the strategy Horizon 2 Enhance our Business Models and Offerings Horizon 3 Realize and Sustain Consistent Growth Horizon 1 Build for Tomorrow with No Regret Moves Elevate Summit Over Multiple Horizons 25 EBITDA % ROIC LEVERAGE 25 – 28% 10% <3x 23 – 25% 9% <3x 28 – 30% >10% <3x EBITDA % ROIC LEVERAGE EBITDA % ROIC LEVERAGE

Elevate Summit Scorecard LTM Progress22020A1 Goal • Net leverage goal achieved at 2.8x • Strategic market areas focus and asset light conversions well underway • Smart standardization and centers of excellence being implemented • Cultivating social responsibility and innovation expertise 1. The 2020 Actual values for ROIC and EBITDA margin on this chart are slightly lower than values shown on the March 16, 2021 Elevate Summit Strategy Presentation due to a modification in Summit’s reporting for transactions costs that resulted in a reclassification of our 2020 transactions costs. 2. Reflects performance for last 12 months ended April 2, 2022. ROIC LTM range 8.4%-8.8% EBITDA Margin LTM range 22.5%-23.3% Leverage goal achieved 3.2x 8.0% 22.6% 8.4% <3x >10% >30% 2.8x 22.5% 26

Investor Feedback Leads to Action

Investor Feedback	Summit Response
Leverage too high	Reduced Leverage to 2.8 times
Downstream concerns	Exited Underperforming Downstream
Too much operating volatility	Redesigned Organization
Share price presents value post 4Q21	Repurchase Authorization
Journey to 30% EBITDA & 10% ROIC	Today's Agenda
ESG Roadmap	Today's Agenda
Power of Summit's Footprint	Today's Agenda
Horizon Specificity	Today's Agenda

27

Our Journey to 30% Targeted Adj. EBITDA Margin 28 +6.7 pp Culture of Excellence Represents mid-point of management’s current expectations Local market growth End-market growth, Greenfields, Portfolio optimization • Asset Light: +40bps • Comm. Excellence: +30bps Estimated Adjusted EBITDA and illustrative contributions

Glidepath to Targeted 10% ROIC 29 +120 bps Represents management’s current expectations Contributions from : • Organic Growth • Asset Light Estimated target ROIC and illustrative contributions

Culture of Excellence

A disciplined organizational Price:Cost mindset

Commercial Excellence

- Continuous investment in sales capabilities
- Leverage technology and data to enhance customer experience
- Deepen understanding of market drivers & customer insights
- Anticipate/deliver sustainable customer solutions

Operational Excellence

- Flexible Energy Model
- Strengthen continuous improvement mindset
- Standardization and simplification of business processes
- Focus on Aggregates pull through on the downstream
- Resource and equipment sharing
- Collaborative long-term planning

Inflationary Assumptions

Materials	+ + +
Labor	+ +
Repair & Maintenance	+ +
Energy	Variable
2022	HSD%
2023	MSD%
2024+	Mid-Low Single Digit %

Targeting Margin Gain of +0.5pp - +4.5pp



Commercial Excellence
11 - 12pp
Operational Excellence
1.5 – 2.5pp
Inflation
(10) – (12)pp

Culture of Excellence Objectives

30

Market Leadership 31 Extend advantaged positions in attractive geographic markets High return investments in high growth, well structured markets Strategic entry into high growth markets with synergistic opportunities Levers Key Takeaway Leading positions in Attractive Exurban and Rural Markets Concurrent growth across all three end-markets End-Market Outlooks Greenfields Portfolio Optimization Portfolio Optimization Greenfields Market Performance Targeting Margin Gain of +1.25pp - +2.75pp Market Leadership Objectives 0.25 – 0.75pp 0.25 – 0.75pp 0.75 – 1.25pp

Greenfield Growth Jefferson $0 $10 $20 $30 $40 $50 $60 $0 $50 $100 $150 $200 $250 $300 $350 2020 2021 2022 2023 2024 2025 - 2027 Estimated Incremental Capex Illustrative Incremental Adjusted EBITDA (rhs) Incremental Adj. EBITDA by 2024 Estimated Capex1,2 & Illustrative Incremental Adjusted EBITDA from Greenfields (1) Does not include deferred consideration. (2) Incremental 2022 - 2024 capex amounts are illustrative To Aggregates Cash Gross Margin Forsyth Attractive Markets 32 Significant Reserves Lotawana 6 pre-capital projects under development

Sustainable & innovative solutions create opportunities to differentiate Energizing the Portfolio 33 Top 2 position in secular growth existing and adjacent exurban markets Materials-led with selective downstream presence that generates value to shareholders and customers Leverage established brands to drive customer intimacy and community engagement Bolt-ons, large and small, deliver substantial value creation Regimented process from cultivation through to integration Synergistic Accretive Growth Oriented Valuable Adjacencies Regional Leadership Disciplined ExecutionM&A DNA +

$470m1 proceeds > $200m proceeds Horizon One Targets Asset Light Operating Model 34 10 – 12 ‘No regret’ Divestitures Progress 10 Divestitures 8 Downstream Assets Divested 7 Long-term Supply Agreements $47m2 Gain on Asset >10x Collective LTM EBITDA Multiple • Additional asset-related moves richens portfolio mix • Strengthen Market Positions in Aggregates • Expands Market Leadership in Priority Markets • Reduces Capital Deployed Targeting Margin Gain of +0.75pp - +1.25pp Asset Light Objectives (1) Proceeds for recently closed divestiture are preliminary and subject to change (2) Gain as of April 2, 2022. Gain associated with Hinkle divestiture still in process.

Asset Light Partnerships in Practice 35 Rigorous Criteria Transaction Structure Clear Outcome Partner with Leaders Aggregates Intense Market Entry/Expansion Strategic Flexibility Complexity Reduction Strengthens Existing Partnerships Accretive to Margins Reduces Capital Deployed Summit Materials Hot Asphalt & Construction Central Region Counterparty Five Aggregate Quarries Long-term Aggregates Agreement Foundation of Trust

Selective Integration Creates Value

Focus on the power of aggregates pull through

Aggregates: the ultimate local business	Ready Mix: market leading positions drive aggregates volume pull through
Cement: Central US presence with strong price & demand	Asphalt / Paving: drives aggregates volume via strong public demand
Upstream[1]: ~40% Adj. EBITDA Margin ~10% ROIC	Downstream[1]: ~20 - 30% Adj. EBITDA Margin ~15% - 20% ROIC

Elevate Summit Targets: +30% EBITDA Margins +10% ROIC

Focused Integration Improves Profitability



KILGORE
COMPANIES
2017 – 2020
Avg. $ EBIT Comparisons
2.5x
EBIT boost from aggregates pull through compared to EBIT on a standalone basis for downstream
Without Pull Through
With Pull Through
Asphalt & Construction
Ready Mix

Unapologetic about being
Selectively Integrated

(1) Adj. EBITDA Margin and ROIC is illustrative

36

2020A Richening the Product Mix, Improve Quality of Earnings 2021A Horizon 2 Target Materials Asset light model and divestitures expected to provide path to 75% Materials contribution to Adjusted EBITDA with additional upside coming from potential M&A Approximate Percent Adjusted EBITDA by LOB Materials Materials 37 Leveraging organic growth and divestitures to optimize the portfolio

Developing solutions to meet opportunities Partnerships to broaden toolkit Full compliance mindset Integrated with financial targets Leading on Social Responsibility Feasibility & Commercial Availability Market Objectives Customer Needs Regulatory Requirements Targeting Margin Gain of up to +1.0 pp Sustainability, Innovation & Growth Initiatives 38 Fuel Efficiency Program Line Power Converts Water Metering Savings Carbon Credits Competitively Differentiating & Engaging Stakeholders

Deliver differentiated innovations and solve our customers’ challenges. Building Innovation & Growth 39 Expansive innovation to tackle Targeting Margin Gain of up to +1.0 pp Sustainability, Innovation & Growth Initiatives Objectives Horizon 2 Sustainable operations Go to market & service models Horizon 3 New products and business models Open innovation partnerships Horizon 1 Industrial automation & analytics enabled lean and safe operations  Digital customer experience Fuel Efficiency Program Line Power Converts Water Metering Savings Carbon Credits

Investor Feedback Leads to Action

Investor Feedback	Summit Response
Leverage too high	Reduced Leverage to 2.8 times
Downstream concerns	Exited Underperforming Downstream
Too much operating volatility	Redesigned Organization
Share price presents value post 4Q21	Repurchase Authorization
Journey to 30% EBITDA & 10% ROIC	Executing on Plans to Achieve
ESG Roadmap	Today's Agenda
Power of Summit's Footprint	Today's Agenda
Horizon Specificity	Today's Agenda

40

Sustainability Roadmap 41

17 years’ experience in mining and materials 3 years with Summit Prior Roles: • Vice President, Royal Gold, Inc (NASDAQ: RGLD) • Senior Director, Newmont Mining Corp (NYSE:NEM) • Director, Coeur Mining (NYSE:CDE) Education: • MBA in Finance, Wharton School at University of Pennsylvania • BSC, Telecommunications Systems Management, Ohio University Other: • Independent Director, Audit, HSE Committees and Chair of Compensation, Westwater Resources (NYSE American: WWR) Sustainability 42 Karli Anderson, EVP, Chief ESG Officer & Head of Investor Relations

Social Responsibility • Fuel Efficiency Project • Water Metering • Front Line Employee Development • Converting Gen Sets to Line Power • Environmental Product Declarations • AI for ready-mix • Embodied concrete • PLC Conversion • Alternative Fuels • Methane Capture • Evaluating Fuel Switching Options • Standardized reclamation plans • Exploring pilots for carbon capture & storage • 100% closed loop water systems across the business • Renewable power agreements with utility partners Now Future 43 Focusing our efforts on what is while planning to pilot tomorrow’s technologies.

Sustainability In Action - Aggregates 44 Generator to line power conversions underway at aggregates plants in Kansas, Utah and Texas; accelerates path to renewable energy instead of diesel We are also replacing diesel powered dredges with electric when possible We are using telematics to track both safety performance by fuel efficiency and emissions per vehicle in order to set targets for longer term reduction of emissions and ultimately, cost through more efficient operations, lower maintenance costs, and better safety performance.

Sustainability In Action - Cement 45 Paving job using Continental Cement’s lower emissions Portland Limestone Cement (PLC) University of Illinois team developing FEED study application for Carbon Capture at our cement plants 14% 42% Kiln Fuel Replacement – Alternative Fuels instead of Coal US Industry Average

Artificial Intelligence mix optimization Sustainability In Action – Ready Mix 46 Carbon Cure injection Control room at Columbia Ready-Mix Monitors:

We are working with the National Asphalt and Paving Association to generate EPDs for our fixed asphalt plants across the Summit enterprise. Sustainability In Action – Asphalt & Paving 47 Excerpt from our Paris, TX Asphalt plant Environmental Product Declaration (EPD)

Investing in Our People 48 Identify Opportunities Elevate Equity Activate Diversity Lead Inclusivity Building our long-term Diversity, Equity and Inclusion strategy Hispanic Frontline Leaders Training Using data and dialogue to expand Summit’s talent pool Set DE&I goals and be transparent on our progress Training and development to equip our leaders and employees Dare to do better and prepare to lead Initiatives designed to

Sustainability Goals

SUMMIT Materials

Human/Social Impact

Ensuring Employees and their communities are valued and can thrive.

2030 Targets		2050 Targets	
30%	Employee Turnover (by percentage)	20%	Employee Turnover (by percentage)
60%	Employee Base Reflects Communities For Diversity, Equity & Inclusion (match % diversity)	90%	Employee Base Reflects Communities For Diversity, Equity & Inclusion (match % diversity)
75%	Employee Engagement (by percentage)	80%	Employee Engagement (by percentage)

Land Reclamation

Striving to measure every drop of water we consume and returning land better than when we found it.

2030 Targets		2050 Targets	
10%	Freshwater Withdrawn (reduction by percentage)	25%	Freshwater Withdrawn (reduction by percentage)
10%	Land Preserved & Converted (by percent of total acres)	20%	Land Preserved & Converted (by percent of total acres)
80%	Waste Diverted (MT, target by % of waste diverted)	100%	Waste Diverted (MT, target by % of waste diverted)

Carbon Reduction

Reducing $C0_2e$ emissions to reach net zero by 2050.

2030 Targets		2050 Targets	
1.6 – 2.0	CO_2e emitted (M MT CO_2E)	0.5 – 1.2	CO_2e emitted (M MT CO_2E) with offsets to get to net zero
0.65	Cement Emissions Intensity (MT CO_2e/ mt produced)	0.25	Cement Emissions Intensity (MT CO_2e/ mt produced) with offsets to get to net zero
30%	Renewable Power (by percentage)	100%	Renewable Power (by percentage)

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Building Innovation and Growth 50

Innovation 51 Kekin Ghelani Chief Strategy & Growth Officer 25 years’ experience in industrials and materials New to Summit Prior Roles: • VP of Strategy, Growth & Ventures at DuPont (NYSE: DD) • Sr. Business Director at Celanese (NYSE: CE) • Director, Corp. Strategy & BD at McKesson (NYSE: MCK) • Global Business Leader at Honeywell (NASDAQ: HON) • Cofounder of Novora Consulting & MedOnTime, Inc. Education: • MBA, Goizueta Business School at Emory University • BS, Mechanical Engineering at University of South Alabama

Build Durable Innovation Capabilities 52 Expansive innovation to tackle… …high value opportunities in the near-term & long Digital New Processes New Products New Applications New Business Models Sustainable Select Summit Proof Points Today PLC Conversion Haydite® lightweight aggregate Worker safety & ops. productivity tech. Systematize to deliver with speed and agility Carbon capture & Injection Automation and digitization Customer experience Sustainability solutions Safety innovations

Investor Feedback Leads to Action

Investor Feedback	Summit Response
Leverage too high	Reduced Leverage to 2.8 times
Downstream concerns	Exited Underperforming Downstream
Too much operating volatility	Redesigned Organization
Share price presents value post 4Q21	Repurchase Authorization
Journey to 30% EBITDA & 10% ROIC	Executing on Plans to Achieve
ESG Roadmap	Baseline, Quick Wins, and Targets
Power of Summit's Footprint	Today's Agenda
Horizon Specificity	Today's Agenda

53

Unique Operating Model 54

Cement 55 David Loomes, President 29 years’ experience in materials, including 2 years with Summit Prior Roles: • Suffolk Construction, EVP • LafargeHolcim, SVP • Holcim, SVP Education: • MBA; Chartered Accountant (South Africa) Other: • Inland Waterways User Board: Board member • NRMCA: Past Director • PCA: Director • CIM: Past National Steering Committee member

56 Cement | Introduction Cement Snapshot 2 Plants Standalone Leading Brand 9 Terminals 392 EmployeesCement Plants Cement Terminals Barge 46% Customer Pickup 30% Rail 12% Truck 20% Net Revenue by State IA 23% MN 22% MO 15% LA 16% IL 9% WI 7% Other 8% Leading Position in >75% of Markets Public 23% Non-Resi 39% Residential 28% Agri 10% Net Revenue by End-Market Sales by Mode of Transport Operational Strength Paired with Industry & Market growth Note: FY2021 figures

Cement Region | Where We’re Heading 57 +40% target LTM Adjusted EBITDA margin in Horizon 3 Customer Centric Approach aligns interests on segmentation, value pricing, service and delivery Driving Operational Excellence and Continuous Improvement optimizes asset performance, reliability and drives operating leverage. Maximizing the Entire Value Chain from investments in storage to opportunistically supply customers, to PLC which increases capacity and lowers unit emissions, to expanding our Green America Recycling business

Cement | Green Project Spotlight

SUMMIT Materials

Customer centricity, agility, asset network, strong brand and market footprint differentiates Continental from competitors

	Soil Stabilization	Venture Global Plaquemines LNG in south Louisiana. Selected due to supply chain flexibility and superior customer service	• Total project expected to consume 100kt cement in 2022 • Approximately 35kt delivered through April
	PLC Integration	Converting both plants to 100% PLC – lower carbon footprint and increased cement production	• Davenport at 100% PLC • Hannibal at ~50% PLC with full conversion expected in July 2022 • Sales of PLC in 2022 expect to be ~1.25mt
	Wind Farms	Supplied all cement used in Jacksonville, IL windfarm	• Multiple wind farm projects – each windmill uses between 175-250t cement

58

Cement | Strategy in Action 59 • Well respected company – consistent quality product; reliable + trustworthy; prompt decision making • Reliable distribution network with multiple sourcing options for some markets • Quality testing programs for customers • Highly visible support for industry associations at State and National levels • Continue to drive margin improvement with disciplined price increase initiatives driven by data analytics and upskilled sales team • Continue margin maximization through customer optimization and value-based selling • Leadership visibility and access with customers • Market leader in converting cement production to Portland- Limestone Cements (PLC, Type IL), lowering global warming potential (GWP) by 10% • Davenport, IA plant fully converted to PLC production • Hannibal, MO plant producing PLC with full conversion expected in summer of 2022 • Evaluating CO2 utilization technologies, including carbon capture and sequestration Market Leadership Commercial Excellence ESG Inspired Innovation

Cement Center Of Excellence

Implementing our Center of Excellence Principles

North Star Objective: Profit improving projects contributing to goal of +40% LTM Adjusted EBITDA Margins

Current Value Creation Project	Goal(s)	
Davenport Dome	• More efficient and safer operation • Reduce exposure to barge market volatility • Step change in barge winter storage costs (~$4m)	
Portland Limestone Cement	• > 1.25m tones sales of PLC in 2022 • Davenport fully converted with Hannibal 50% converted; full conversion in summer 2022 • Cost reduction of $1.8m	
Cement Grinding Performance Improvement	• Improve grinding performance targeting 30% conversion rate of excess clinker in 2022 • Cement Production: ✓ 2022: +25kt ✓ 2023: +100kt	

60

Cement | Key Takeaways 61 Performance Growth ESG & Innovation • Continued price and margin focus – value based pricing • Improved operating performance and continuous improvement (CI) culture in Cement and Green America North Star Objective: Sustainable +40% LTM Adjusted EBITDA margin target in Horizon 3 • Reduction in Carbon Footprint through Portland Limestone Cement • Continued process and technology innovation to reduce carbon footprint • Near term growth driven by improved asset utilization, PLC and market demand • Reinvestment economics a must have for long term expansion • Green America Optimization

Central Region 62 Scott Anderson, President 22 years in materials 12 years with Summit Prior Roles: • Hamm Company President/COO • Regional CFO Education: • BS, Accounting at Emporia State University • Certified Public Accountant and a member of AICPA Other: • KS Contractors Association – Current Board President • KS Development Finance Authority – Past Director • KS Housing Resource Corporation – Past Director Central Region Contributes to East Segment

Aggregates 65% Products 19% Services 16% Net Revenue by State Kansas 62% Missouri 37% Other 1% 63 Central Region | Introduction Leading Position in >80% of Markets Central Region Snapshot 170 Sites 3 Local Brands 1,100 Employees Public 47% Non-Resi 37% Residential 16% Net Revenue by End-Market Cash Gross Profit by Line of Business Durable, high-margin contributor to growth and stability Central Region Contributes to East Segment Note: FY2021 figures

Central Region | Where We’re Heading 64 target LTM Adjusted EBITDA margin in Horizon 3 Asset Light Partnerships and Portfolio Optimization yielding higher margins by eliminating noncore and underperforming assets in favor of higher materials contribution and aggregates supply contracts Commercial Excellence initiatives expected to outpace elevated inflation, allowing full recognition of operational improvements in EBITDA and expanding margins Position for Organic Growth by simplifying and standardizing across the business, investing in mobile, deep market expertise and quality relationships to anticipate needs and best serve customers ~27 – 29%

Central Region | Kansas City Spotlight 65 Airport Reconstruction & most lane miles per capita 10% Growth in Public Funding 3.7% Unemployment Key Takeaway Continue aggregates market penetration with existing sites Strong partnerships with reliable fixed plant customers Margin accretive, aggregates centric bolt- on acquisitions Further enhance market coverage and product offerings Continued Aggregates greenfielding Strategic greenfield location to capture market share in high growth area Growth Opportunities Supportive Backdrop Kansas City

Central Region | Strategy in Action 66 • Portfolio optimization to align with market leadership strategy • KC growth strategy • Operational excellence initiatives to help drive margin expansion • Expand value and quality leadership for improved margins • Mid-to-high single digit price increases over next few years • Enhanced sales team training and development • Divesting asset heavy, underperforming business lines – returns include long term supply agreements • Strong third-party service partnerships to cost effectively supplement self performance Market Leadership Commercial Excellence Asset Light Operating Model

Central Region | Key Takeaways 67 North Star Objective: 27 – 29% LTM Adjusted EBITDA margin target in Horizon 3 Growth Underpinned by Strong Market Momentum Strengthened Portfolio Mix Commercial & Operational Excellence • Strong public funding • Well position in strongest growth market: Kansas City • Moving from mid-60% to over 80% of Cash Gross Profit derived from Materials • Positioned to deploy capital on inorganic opportunities • Reduced complexity paired with organizational agility • Disciplined execution of Value Pricing principles • Mobility of footprint to meet customer needs • Operational excellence driving variable cost efficiencies

Ready Mix Center Of Excellence 68 Wash Water Stabilization • Thirteen-minute avg. reduction per truck in end-of-day wash out • Reduce chipping costs 50% in year 1 Carbon Cure • Material cost reduction • Extend project rollout for additional sites in Houston and Utah Concrete Mix optimization • Validate artificial intelligence model can optimize concrete material combination North Star Objective: Drive EBITDA improvement by reducing material and variable delivery cost while improving selling price [ Picture] [ Picture] Implementing our Center of Excellence Principles Goal(s)Current Value Creation Project

East Region 69 Bart Boyd, President 29 years experience in materials 5 years with Summit Prior Roles: • Vulcan Materials Company – VPGM, SE Division, GA • Founder/President, Georgia Stone Products Education: • B.S., Georgia Southern University • EPD, Kellogg School of Business, Northwestern University Other: • Georgia Construction Agg Assoc. - Board Member • Clydesdale Charitable Funding – Past Chairman East Region Contributes to East Segment

70 East Region | Introduction East Region Snapshot 29 Sites 3 Local Brands 633 Employees (1) Revenue distribution is adjusted for recent divestiture Note: Unless otherwise noted, FY2021 figures Aggregates 69% Products 27% Services 3% Net Revenue by State Virginia 61% Carolinas 28% Georgia 10% Other 2% Leading Position in >80% of Markets Public 26% Non-Resi 46% Residential 28% Net Revenue by End-Market Cash Gross Profit by Line of Business Growth underpinned by greenfields & favorable market conditions East Region Contributes to East Segment

East Region | Where We’re Heading 71 +35% target LTM Adjusted EBITDA margin in Horizon 3 Optimize for Organic Growth by strategically positioning high volume plants in growing markets Lead with Commercial Excellence by leveraging a deep understanding of customer needs, market dynamics, service delivery and logistics Maximize Productivity through strategic plant upgrades, continuous improvement projects designed to boost unit economics

East Region | Georgia Spotlight 72 9.6% Population Growth1 2020 - 2030 13.5% Growth in Public Funding2 3.1% Unemployment as of March 2022 Key Takeaway Carnesville /I-85 Corridor NW I-75 Corridor $10m investment between 2021 - 2023 $2.5m investment between 2021 - 2022 Growth Opportunities Supportive Backdrop (1) Governor’s Office of Planning & Budget, Series 2021 (2) Total State Revenue FY20 vs. FY21 Atlanta

East Region | Strategy in Action 73 • Drive market share growth through successful greenfield development and aggregates consolidation • Talent, training, and succession planning to retain top customers and grow share among mid-level customers • Hinkle divestiture allows us to focus on market leading positions and margin optimization • Optimize end-to-end pricing process; gathering timely market intelligence, initiate early conversations, reiterate best practice negotiations training • Leverage customer tools and technologies including cloud- based software and CRM platform to enhance customer experience • Development of a greenfield site selection, and market assessment playbook • Innovative uses of idle lands for conservation and green energy generation • Improved community relationships through routine transparency and annual meetings • Innovation integrated/engineered into operations Market Leadership Commercial Excellence Next Generation Innovation

East Region | Key Takeaways 74 North Star Objective: +35% LTM Adjusted EBITDA margin target in Horizon 3 by strategically positioning high volume plants in growing markets through greenfielding by leveraging a deep understanding of customer needs, market dynamics, service delivery and logistics through strategic plant upgrades and continuous improvement projects designed to boost unit economics Optimize for Organic Growth Lead with Commercial Excellence Maximize Productivity

Aggregates Center Of Excellence 75 “Quick Win” Continuous Improvement (CI) Events • Accelerate momentum and unlock efficiency to capture short-term wins • Embed transformation disciplines into business-as- usual structures, processes, and systems Standardized KPI Reporting • Consistent calculations which cascade to all levels • Improve transparency around targets so there is a clear view of success  • Develop stretch benchmarks based on historic performance Best in Class Maintenance Practices • Best in class inspection practices • Improved maintenance planning processes • Higher planned maintenance % and overall plant availability Goal(s)Current Value Creation Project North Star Objective: Drive 60%+ Aggregates Adjusted Cash Gross Profit Margin Implementing our Center of Excellence Principles

South Region 76 Jeff Perkins, President 28 years’ experience in mining and materials 6 years with Summit Prior Roles: • East Region President - Summit • President - Boxley Materials • Chief Operating Officer – Boxley Materials Education: • MBA Wake Forest School of Business • BS Electrical Engineering Virginia Military Institute Other: • Lieutenant Colonel U.S. Army Reserves (Retired) – 28 Years South Region Contributes to West Segment

77 South Region | Introduction South Region Snapshot 75 Sites 2 Local Brands 1,253 Employees Aggregates 40% Products 42% Services 18% Net Revenue by State Texas 83% Oklahoma 10% Arkansas 7% Leading Position in >80% of Markets Public 44% Non-Resi 15% Residential 41% Net Revenue by End-Market Cash Gross Profit by Line of Business Strong fundamental tailwinds for growth South Region Contributes to West Segment Note: FY2021 figures

South Region | Where We’re Heading 78 ~23 – 25% target LTM Adjusted EBITDA margin in Horizon 3 Optimize for Organic Growth Leverage robust market demands with commercial excellence and value pricing Invest in Strategic Locations with high volume plants and expanded reserves to increase aggregates contribution Deliver Operating Excellence to improve unit economics and build on reputation for top notch service delivery

South Region | South/Central Texas 79 Key Takeaway Aggregate and Ready Mix market leadership positions Leverage market leadership to drive margin expansion RMX expansion, rail, and greenfield opportunities Grow integrated market share as MSA expands Organic growth with focused profit improvement CAPEX Drive operational efficiencies and asset utilization Growth Opportunities Supportive Backdrop Source: JBREC Houston & Austin Metro Analysis April 2022 HSD% YoY Employment Growth as of February 2022 < 1 Month of Resale Supply as of March 2022 Double-Digit % YoY Single Family Permit Vol. as of February 2022 Houston Austin

South Region | Strategy in Action 80 • Leverage market penetration with volume growth generated by targeted Capex investment • Execute greenfield strategy to enhance portfolio in high growth, metro corridors • Drive commercial and operational excellence to grow margins • Completed divestiture of Austin Materials and Paving (2021) • Partner with customers to locate assets on South Region properties with long term aggregate supply agreements • Inorganic growth opportunities to strengthen portfolio • Reduce CO2 with Carbon Cure installation • Transform operations off fossil fuels and onto line power • Integrate best in class reclamation processes into all aggregate operations Market Leadership Asset Light Operating Model Sustainability

South Region | Key Takeaways 81 North Star Objective: 23 - 25% LTM Adjusted EBITDA margin target in Horizon 3 Organic Growth Invest in Strategic Locations Deliver Operating Excellence by leveraging robust market demands with commercial excellence and value pricing with high volume plants and expanded reserves to increase aggregates contribution to improve unit economics and build on reputation for top notch service delivery

Customer Optimization • Customer-level data insights to drive margin expansion and value-based pricing Training & Development • Partner with HR to develop Commercial Academy • Evaluate short term variable compensation to support sales success Enhance Customer Experience • IT partnership to enable digital customer and employee experience North Star Objective: Deliver greater price improvements across aggregates, cement and ready mix Commercial Center Of Excellence 82 Implementing our Center of Excellence Principles Goal(s)Current Value Creation Project

30+ years’ experience in materials 12 years with Summit Materials Prior Roles: • CEO of Kilgore Companies Education: • Finance, BS from University of Utah Other: • Established Kilgore Paving in 2000 West Region 83 Jason Kilgore, President West Region Contributes to West Segment

84 West Region | Introduction East Region Snapshot 82 Sites 2 Local Brands 1,651 Employees Aggregates 47%Products 47% Services 6% Net Revenue by Geography Utah 73% British Columbia 15% Colorado 14% Other 11% Top 3 Player in Virtually All Markets Public 24% Non-Resi 31% Residential 45% Net Revenue by End-Market Cash Gross Profit by Line of Business Value creation via integrated model and inorganic opportunities West Region Contributes to West Segment Note: FY2021 figures

West Region | Where We’re Heading 85 ~26 – 28% target LTM Adjusted EBITDA margin in Horizon 3 Expand Aggregates Volume and Pull Through by strategically pursuing high pull through work, investing in plant capabilities and expanding reserves Organic and Inorganic Growth by expanding our geographic footprint with greenfields and acquisitions Continued Focus on Operating Excellence to improve unit economics and reduce costs in each line of business

West Region | Utah Spotlight 86 1.7% Population Growth1 ~$1.8 billion 2022 Transportation Funding 2.0% Unemployment2 Key Takeaway Optimize aggregates & exploit market through acquisitions and capex Strong demand – Opportunity to expand Capitalize on fast growing market – ready resources to maximize expansion Capital investment and recruit out-of-state talent Advance and maintain downstream margins with aggregates pull-through This is an ideal market to be vertically integrated Growth Opportunities Supportive Backdrop Salt Lake City (1) Annual and Cumulative Estimates of Resident Population Change for Metropolitan Statistical Areas in the United States and Puerto Rico and Metropolitan Statistical Area Rankings: April 1, 2020 to July 1, 2021 (2) Bureau of Labor Statistics

• Proven acquisition strategy with 20+ acquisitions • Dedicated team set to find and obtain reserves • Geographical advantage with an intense focus on adjacent markets • Value pricing strategy • Recent pricing cadence supported by strong market conditions • Sales approach reflects agility of the overall business that can anticipate and respond to the most attractive market opportunities in the region • In 2021, 34% of aggregate material utilized in downstream products (across HMA, RMC and Construction) • Upstream materials are transferred at market price, preserving margin through the value chain • Downstream outlet for aggregate materials provides some protection from significant demand swings • Diversified end-use expertise creates the opportunity to follow market demand West Region | Strategy in Action 87 Market Leadership Commercial Excellence Operational Excellence

West Region | Key Takeaways 88 North Star Objective: 26 – 28% LTM Adjusted EBITDA margin target in Horizon 3 Expand Aggregates Volume and Pull Through Organic and Inorganic Growth Continued Focus on Operating Excellence by strategically targeting high value work, investing in plant capabilities and expanding reserves by expanding our geographic footprint through greenfields and acquisitions to improve unit economics and reduce costs in each line of business

Goal(s)Current Value Creation Project North Star Objective: Improve incremental Adjusted EBITDA margins by 1 – 3% Asphalt & Paving Center Of Excellence 89 Equipment Utilization • Improve ROIC by determining list of underutilized assets Right Job Analytics • Develop a tool capable of evaluating bid vs. build performance • Standardize process for evaluating total margin pull through Maintenance Planning • Implementation of computerized maintenance management system Implementing our Center of Excellence Principles

Disciplined Value Creation 90

Compelling Investor Proposition 91 Multiple levers available to drive outsized shareholder returns Summit Offers Investors Growth and Flexibility Unique Operating Model Strong positions in advantaged exurban + rural markets where we bring local agility and Summit’s scale Executing Elevate Strategy Sharp focus on strategic priorities and enabling capabilities generates outsized growth and towards Elevate Summit financial targets Positive Industry Outlook Conditions across all three end-markets are favorable for continued growth High Return Capital Allocation Priorities Financial Flexibility to opportunistically pursue the highest return Capital Allocation Options

Combining Summit Scale Benefits with Local Agility East Segment West Segment Summit’s Unique Operating Model Cement Segment Standardization Centers of Excellence M&A DNA & Headroom Organizational Leverage East Region West Region Cement Region Central Region South Region 92 Growth underpinned by greenfields & favorable market conditions Durable, high-margin contributor to growth and stability Value creation via integrated model and inorganic opportunities Strong fundamental tailwinds for growth Operational strength paired with industry & market growth

Our Journey to 30%


Adjusted EBITDA Margin Illustrative Progression
30%
1.0%
0.7%
0.5%
2.0%
2.5%
23.3%
Sustainability, Innovation & Growth
Asset Light
Acquisitions
Market Leadership
Culture of Excellence
2021
ELEVATE
SUMMIT MATERIALS

Drivers of Margin

- Positive price, net of variable cost relationship
- Growth continues in local markets and end-markets, although to varying degrees
- Ongoing Portfolio Optimization
- Margin Accretive Sustainability and Innovation initiatives in the medium term
- Leveragable G&A investment

Represents mid-point of management's current expectations

93

Positive Outlook on End-Markets 94 Residential Resiliency Favoring Summit’s Footprint +9% YTD Growth In Private Non- Residential Spending Positive Leading Indicators Across the ABI and Dodge Momentum Index Non-Residential Poised to Accelerate with Strong Tailwinds for Summit Public Unprecedented funding leads to Secular Growth Public and private spending to support continued growth For Summit’s top MSA when compared to the national average & historical baseline Favorable Affordability Screen Single-Family Home Deficit in the U.S. 1.7 million +43% YTD Growth In contract awards for Summit’s top 8 States. +LSD% Est. Annual Volume growth for Summit from IIJA over the life of the bill

Projected Free Cash Flow Profile 95 Long Term View2022 • Free Cash Flow growth in line or faster than EBITDA growth • Summit Support Center leveraged across the business as we scale • Ongoing portfolio optimization • Working capital management Cash Flow Drivers Cash flow generation supports Projected Adjusted EBITDA $515m (at midpoint) Solid Growth (Interest Expense) ~$70m Flat (Cash Tax) ~$15m Increases over time Decrease / (Increase) in Net Working Capital +$5m / ($5m) Use of Cash to support growth (Capex) $280m (at midpoint) ~7 – 8% of Net Revenue Free Cash Flow ~$140 - $160m Growth with EBITDA

$287.4 $11.2 $597.3 $300 Cash '22 - '23 2024 2025 2026 2027 Capital Structure Provides Optionality 96 3.6x 3.2x 3.2x 3.0x 2.7x 2.5x 2.8x 1.5x 2.0x 2.5x 3.0x 3.5x 2019 2020 Q1'21 Q2'21 Q3'21 Q4'21 Q1'22 Net Leverage Debt Maturity Schedule1 Outstanding Debt: • 62% Fixed • Weighted Avg. Int Rate of 4.7% $ million Elevate Summit Target (1) As of April 2, 2022

Capital Allocation Priorities Maintain/Lower Leverage Organic & Inorganic Growth Improved Margin Profile Increased ROIC Leading to … 97 Priorities Targets Actions Leverage Management Maintain below 3x net debt to EBITDA • Adequate liquidity to meet Capex and M&A needs • Reduced debt Greenfield Aggregates Investments Selective investments in high return opportunities • Organic Growth • Targeting high growth end markets • Generating superior long term financial returns Disciplined M&A Materials-led acquisitions in strategic adjacencies that align to our vision • Inorganic Growth • Focused on aggregates • Attractive market dynamics Capex to Drive Performance Improvement 7-8% of net revenue annually • Cost Reduction • Capacity Expansion • Efficiency Gains Share Repurchase Authorized for $250 million over three-year period • Opportunistically repurchase shares when price represents compelling value

Pervasive and persistent cost inflation has heightened our intent to focus on what we can control 98 Navigating Inflation 1 Our Cost Basket 2 Effective Cost Management 3 Inflation Assumptions • Programmatic Hedging Strategy • Leverage Standardization, Simplification, and Accelerate Commercial & Operational Excellence Initiatives • Optimize Fixed Asset Utilization and Press for Efficiencies Materials 37% Labor 13% Haul 13% R&M 7% Subcontract 6% Fuel 3% Energy 2% Other 14% % 2021 Cost of Sales 2022 2023 2024+ HSD % MSD % LSD - MSD %

Economic Conditions Managing Through a Cycle Early Cycle • Invest in infrastructure • Boost inventory agility • Develop people Mid Cycle • Segment customers • Enhance productivity • Evaluate service delivery • Expand solutions • Opportunistic portfolio moves Late Cycle • Right size capex spend • Preserve margin • Develop people • Reallocate portfolio Recovery Steady Demand Growth Expansion Peak Demand Growth Late Moderating Growth Residential Public 99 Non- Residential

2022 Outlook 100 $500 $450 $500 $550 2020 2021 2022E Adjusted EBITDA Outlook $530 $ M ill io n • Outlook incorporates divestitures previously completed • Mid-to-High single digit % price Increases • Sequential acceleration in aggregates as pricing more fully reflected • Back half margin expansion following steady Q2 EBITDA margin profile Assumptions $520 HSD% implied growth at midpoint Adjusted EBITDA Impact from Divestitures $482 Expect moderate margin growth in 2022

Investor Feedback Leads to Action

Investor Feedback	Summit Response
Leverage too high	Reduced Leverage to 2.8 times
Downstream concerns	Exited Underperforming Downstream
Too much operating volatility	Redesigned Organization
Share price presents value post 4Q21	Repurchase Authorization
Journey to 30% EBITDA & 10% ROIC	Executing on Plans to Achieve
ESG Roadmap	Baseline, Quick Wins, and Targets
Power of Summit's Footprint	Attractive Growth Profile
Horizon Specificity	Today's Agenda

101

Summary Remarks 102

Summit’s long-term financial objectives will be achieved through a multi-horizon implementation of the strategy Horizon 2 Enhance our Business Models and Offerings Horizon 3 Realize and Sustain Consistent Growth Horizon 1 Build for Tomorrow with No Regret Moves • Explore creative business models to reduce downstream capital investment and maximize aggregates pull through • Pursue long-term contracts and supply agreements to reduce volatility • Invest to enter prioritized markets • Scale successful business models to further reduce liability, volatility. And reinforce growth in new markets through innovative offerings and solutions with differentiated value • Elevate within the organization and community to attract new talent, investor interest, and new customers • Manage the business for efficiency through smart standardization and cultivate a culture of excellence • Divest dilutive businesses to boost margins and free up capital for growth • Cultivate social responsibility and innovation expertise EBITDA: 25 – 28% 10% ROIC <3x Leverage EBITDA: 23 – 25% 9% ROIC <3x Leverage EBITDA: 28 – 30% 10% ROIC <3x Leverage 103 Elevate Summit Over Multiple Horizons

Tracking Our Elevate Progress 104 Market Leadership Most Socially Responsible Asset Light Partnership Horizon 1 Horizon 2 Horizon 3 ROIC currently at 8.4% EBITDA Margin currently at 23.5% Leverage goal achieved <3x >10% >30% In 14 months, we're advancing our Strategic Initiatives along a multi-horizon timeline and will culminate in our Elevate Summit Goals Innovative Solutions

Today’s Key Takeaways 105 Strengthening Quality of Earnings and Margin Profile Portfolio Optimization & Debt Reduction Strong Pricing & Demand Fundamentals Best Capital Allocation Position in History 01 02 03 04

Q&A 106

Appendix 107

Exhibit 1 – Operating Income to Adjust Cash Gross Profit Margin, 2021 108 Three months ended Year ended January 1, January 2, January 1, January 2, Reconciliation of Operating Income to Adjusted Cash Gross Profit 2022 2021 2022 2021 ($ in thousands) Operating income $ 57,184 $ 66,216 $ 253,065 $ 225,173 General and administrative expenses 50,274 50,488 196,728 182,873 Depreciation, depletion, amortization and accretion 55,715 57,560 229,366 221,320 Gain on sale of property, plant and equipment (1,569) (1,822) (5,900) (7,569) Adjusted Cash Gross Profit (exclusive of items shown separately) $ 161,604 $ 172,442 $ 673,259 $ 621,797 Adjusted Cash Gross Profit Margin (exclusive of items shown separately) (1) 29.2% 30.2% 30.2% 29.1%

Exhibit 2 - Adjusted Cash Gross Profit by Line of Business, 2021 109 2021 Adjusted Cash Gross Profit by Regional LOB Aggregates Cement Materials Ready-mix Asphalt Other products Products Services and other Total West Region 81,390 - 81,390 63,095 18,031 (1,225) 79,900 10,120 171,410 South Region 60,359 - 60,359 36,999 22,303 4,483 63,785 27,673 151,818 West Segment 141,750 - 141,750 100,093 40,334 3,258 143,685 37,793 323,228 East Region 70,431 - 70,431 5,683 13,313 8,901 27,896 3,131 101,458 Central Region 84,221 - 84,221 21,072 3,539 (276) 24,334 21,045 129,600 East Segment 154,652 - 154,652 26,754 16,851 8,625 52,230 24,176 231,058 Cement - 118,973 118,973 - - - - - 118,973 Total 296,401 118,973 415,374 126,848 57,185 11,883 195,915 61,969 673,259

Exhibit 3 – Capital Structure at April 2, 2022 110

Exhibit 4 – Adjusted EBITDA & Net Debt

SUMMIT Materials

($ in millions)	Three months ended		Last Twelve Months Ended (1)									
	April 2, 2022	April 3, 2021	April 2, 2022	January 1, 2022	October 2, 2021	July 3, 2021	April 3, 2021	January 2, 2021	September 26, 2020	June 27, 2020	March 28, 2020	December 28, 2019
Net income (loss)	$ (35)	$ (23)	$ 143	$ 154	$ 146	$ 164	$ 165	$ 141	$ 141	$ 107	$ 86	$ 61
Interest expense	20	24	88	92	98	99	100	104	106	110	114	117
Income tax (benefit) expense	(5)	(5)	45	44	47	7	5	(12)	(42)	23	22	17
Depreciation, depletion, amortization, and accretion expense	51	56	224	229	231	230	226	222	216	214	213	217
Loss on debt financings	—	—	6	6	6	4	4	4	4	—	—	15
Gain on sale of business	(14)	(16)	(19)	(20)	(15)	(15)	(16)	—	—	—	—	—
Tax receivable agreement expense	—	—	(7)	(7)	(8)	(8)	(8)	(8)	16	16	16	16
Non-cash compensation	5	5	20	20	21	29	29	29	28	20	19	20
Other	1	1	2	2	(1)	2	3	2	4	(2)	(1)	(4)
Adjusted EBITDA	$ 23	$ 42	$ 502	$ 520	$ 525	$ 512	$ 508	$ 482	$ 473	$ 488	$ 469	$ 459
EBITDA for certain completed acquisitions, net of dispositions (2)			(12)	(3)	(5)	(5)	6	11	15	—	—	—
Acquisition transaction expenses			4	3	3	2	3	3	2	3	2	2
Further Adjusted EBITDA (3)			$ 494	$ 520	$ 523	$ 509	$ 517	$ 496	$ 490	$ 491	$ 471	$ 461
Net Revenue	$ 392	$ 398	$ 2,227	$ 2,233	$ 2,251	$ 2,234	$ 2,191	$ 2,135	$ 2,069	$ 2,090	$ 2,067	$ 2,031
Adjusted EBITDA Margin (4)	5.9 %	10.5 %	22.5 %	23.3 %	23.3 %	22.9 %	23.2 %	22.6 %	22.9 %	23.4 %	22.7 %	22.6%
Net Debt			$ 1,382	$ 1,308	$ 1,436	$ 1,530	$ 1,646	$ 1,574	$ 1,732	$ 1,717	$ 1,774	$ 1,667
Total Net Leverage (5)			2.8x	2.5x	2.7x	3.0x	3.2x	3.2x	3.5x	3.5x	3.8x	3.6

111

Exhibit 5 – LT Debt to Net Debt 112 Q1'22 Q4'21 Q3'21 Q2'21 Q1'21 Q4'20 Q3'20 Q2'20 Q1'20Reconciliation of Long-term Debt to Net Debt ($ in millions) Long-term debt, including current portion $ 1,608 $ 1,610 $ 1,612 $ 1,913 $ 1,915 $ 1,916 $ 1,919 $ 1,871 $ 1,873 Acquisition related liabilities 36 46 46 46 44 20 42 42 42 Finance leases and other 25 33 36 40 47 56 60 57 58 Less: Cash and cash equivalents (287) (381) (258) (469) (360) (418) (289) (253) (199) Net debt $ 1,382 $ 1,308 $ 1,436 $ 1,530 $ 1,646 $ 1,574 $ 1,732 $ 1,717 $ 1,774

Exhibit 6 – Net Income to Adj EBITDA, quarter ended April 2, 2022

Reconciliation of Net Income (Loss) to Adjusted EBITDA by Segment	Three months ended April 2, 2022				
	West	East	Cement	Corporate	Consolidated
($ in thousands)					
Net income (loss)	$ 11,901	$ 7,366	$ (8,431)	$ (45,636)	$ (34,800)
Interest (income) expense	(3,970)	(3,451)	(4,962)	32,532	20,149
Income tax expense (benefit)	176	(106)	—	(4,813)	(4,743)
Depreciation, depletion and amortization	24,348	17,884	7,498	749	50,479
EBITDA	$ 32,455	$ 21,693	$ (5,895)	$ (17,168)	$ 31,085
Accretion	227	411	76	—	714
Gain on sale of businesses	—	(14,205)	—	—	(14,205)
Non-cash compensation	—	—	—	5,422	5,422
Other	10	237	—	—	247
Adjusted EBITDA	$ 32,692	$ 8,136	$ (5,819)	$ (11,746)	$ 23,263
Adjusted EBITDA Margin (1)	13.9 %	7.4 %	(12.6) %		5.9 %

Reconciliation of Net Income (Loss) to Adjusted EBITDA by Segment	Three months ended April 3, 2021				
	West	East	Cement	Corporate	Consolidated
($ in thousands)					
Net income (loss)	$ 17,436	$ 6,969	$ (1,605)	$ (46,045)	$ (23,245)
Interest (income) expense	(2,032)	(1,720)	(4,045)	31,983	24,186
Income tax expense (benefit)	186	(66)	—	(5,563)	(5,443)
Depreciation, depletion and amortization	24,924	21,474	8,068	1,104	55,570
EBITDA	$ 40,514	$ 26,657	$ 2,418	$ (18,521)	$ 51,068
Accretion	216	469	81	—	766
Gain on sale of business	—	(15,668)	—	—	(15,668)
Non-cash compensation	—	—	—	5,363	5,363
Other	(82)	287	—	—	205
Adjusted EBITDA	$ 40,648	$ 11,745	$ 2,499	$ (13,158)	$ 41,734
Adjusted EBITDA Margin (1)	17.3 %	9.5 %	6.1 %		10.5 %

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Exhibit 7 – Net Income to Adj EBITDA, 2021

SUMMIT Materials

Reconciliation of Net Income (Loss) to Adjusted EBITDA by Segment	Year ended January 1, 2022				
	West	East	Cement	Corporate	Consolidated
($ in thousands)					
Net income (loss)	$ 181,253	$ 122,321	$ 95,352	$ (244,645)	$ 154,281
Interest (income) expense (1)	(11,460)	(8,872)	(17,217)	129,789	92,240
Income tax expense	2,697	114	—	41,545	44,356
Depreciation, depletion and amortization	98,596	84,912	38,685	4,249	226,442
EBITDA	$ 271,086	$ 198,475	$ 116,820	$ (69,062)	$ 517,319
Accretion	874	1,711	339	—	2,924
Loss on debt financings	—	—	—	6,016	6,016
Tax receivable agreement benefit (1)	—	—	—	(6,779)	(6,779)
Gain on sale of businesses	(355)	(19,656)	—	—	(20,011)
Non-cash compensation	—	—	—	19,705	19,705
Other	(45)	953	—	—	908
Adjusted EBITDA	$ 271,560	$ 181,483	$ 117,159	$ (50,120)	$ 520,082
Adjusted EBITDA Margin (1)	23.2 %	23.7 %	39.3 %		23.3 %

Reconciliation of Net Income (Loss) to Adjusted EBITDA by Segment	Year ended January 2, 2021				
	West	East	Cement	Corporate	Consolidated
($ in thousands)					
Net income (loss)	$ 178,460	$ 74,781	$ 69,484	$ (181,485)	$ 141,240
Interest (income) expense (1)	(5,447)	(3,156)	(13,795)	125,993	103,595
Income tax expense (benefit)	4,287	(283)	—	(16,189)	(12,185)
Depreciation, depletion and amortization	93,279	84,504	36,917	3,982	218,682
EBITDA	$ 270,579	$ 155,846	$ 92,606	$ (67,699)	$ 451,332
Accretion	587	1,701	350	—	2,638
Loss on debt financings	—	—	—	4,064	4,064
Tax receivable agreement benefit (1)	—	—	—	(7,559)	(7,559)
Non-cash compensation	—	—	—	28,857	28,857
Other	(114)	4,728	—	(1,657)	2,957
Adjusted EBITDA	$ 271,052	$ 162,275	$ 92,956	$ (43,994)	$ 482,289
Adjusted EBITDA Margin (1)	23.6 %	22.7 %	34.3 %		22.6 %

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Exhibit 8 - ROIC 115 Return on Invested Capital Calculation 5-Quarter Average(1) ($ in thousands) Q1 2022 Q4 2021 Q4 2020 Total Liabilities & Shareholders Equity 4,280,532 4,313,485 4,154,245 Less: Cash (351,055) (377,213) (294,156) Less: TRA Long-Term Liability (327,722) (326,749) (326,503) Less: Trade AP (146,594) (141,498) (129,465) Less: Billings in Excess of Costs (10,444) (12,397) (14,233) Less: Accrued Expenses (135,783) (145,183) (133,020) Total Investment 3,308,934 3,310,446 3,256,867 LTM Q1 2022 FY 2021 FY 2020 Adjusted EBITDA 501,611 520,082 482,289 Less: Depreciation, depletion and amortization (DD&A) (221,351) (226,442) (218,682) Less: Accretion (2,872) (2,924) (2,638) Adj. EBITDA, less DD&A and accretion 277,388 290,716 260,969 Divided by: Total Investment 3,308,934 3,310,446 3,256,867 ROIC 8.4% 8.8% 8.0%

Exhibit 9 – LTM Adjusted Cash Gross Profit Margin

SUMMIT Materials

($ in thousands)	Three months ended April 2, 2022	Three months ended April 3, 2021	Twelve Months Ended April 2, 2022	Twelve Months Ended April 3, 2021
Segment Net Revenue:				
West	$ 236,002	$ 234,744	$ 1,170,724	$ 1,198,173
East	110,268	123,068	752,196	719,290
Cement	46,225	40,669	303,790	273,366
Net Revenue	$ 392,495	$ 398,481	$ 2,226,710	$ 2,190,829
Line of Business - Net Revenue:				
Materials				
Aggregates	$ 123,393	$ 117,388	$ 579,162	$ 519,234
Cement (1)	42,554	38,139	286,496	262,905
Products	189,722	198,707	1,059,062	1,091,467
Total Materials and Products	355,669	354,234	1,924,720	1,873,606
Services	36,826	44,247	301,990	317,223
Net Revenue	$ 392,495	$ 398,481	$ 2,226,710	$ 2,190,829
Line of Business - Net Cost of Revenue:				
Materials				
Aggregates	$ 78,609	$ 68,297	$ 287,068	$ 250,856
Cement	43,485	37,360	169,233	151,238
Products	167,653	171,620	868,165	879,444
Total Materials and Products	289,747	277,277	1,324,466	1,281,538
Services	35,181	40,054	242,568	256,171
Net Cost of Revenue	$ 324,928	$ 317,331	$ 1,567,034	$ 1,537,709
Line of Business - Adjusted Cash Gross Profit (2):				
Materials				
Aggregates	$ 44,784	$ 49,091	$ 292,094	$ 268,378
Cement (3)	(931)	779	117,263	111,667
Products	22,069	27,087	190,897	212,023
Services	1,645	4,193	59,422	61,052
Adjusted Cash Gross Profit	$ 67,567	$ 81,150	$ 659,676	$ 653,120
Adjusted Cash Gross Profit Margin (2)				
Materials				
Aggregates	36.3%	41.8%	50.4%	51.7%
Cement (3)	-2.0%	1.9%	38.6%	40.8%
Products	11.6%	13.6%	18.0%	19.4%
Services	4.5%	9.5%	19.7%	19.2%
Total Adjusted Cash Gross Profit Margin	17.2%	20.4%	29.6%	29.8%

(1) Net revenue for the cement line of business excludes revenue associated with hazardous and non-hazardous waste, which is processed into fuel and used in the cement plants and is included in services net revenue. Additionally, net revenue from cement swaps and other cement-related products are included in products net revenue.
(2) Adjusted cash gross profit calculated as net revenue by line of business less net cost of revenue by line of business. Adjusted cash gross profit margin is defined as adjusted cash gross profit divided by net revenue.
(3) The cement adjusted cash gross profit includes the earnings from the waste processing operations, cement swaps and other products. Cement line of business adjusted cash gross profit margin defined as cement adjusted cash gross profit divided by cement segment net revenue.

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